Exhibit 10.1
TABERNA CAPITAL MANAGEMENT, LLC
450 PARK AVENUE
FLOOR 11
NEW YORK, NEW YORK 10022
November 7, 2008
Jonathan W. Trutter
Chief Executive Officer
Deerfield Capital Management LLC
Deerfield Capital LLC
and Deerfield Capital Corp.
6250 North River Road
Rosemont, Illinois, 60018
Re: Letter Agreement (“Letter Agreement”) regarding Deerfield Capital LLC
Dear Mr. Trutter:
Reference is hereby made to (i) that certain Junior Subordinated Indenture (as amended, supplemented or otherwise modified from time to time, the “Indenture I”) between Deerfield Capital LLC (formerly Deerfield Triarc Capital LLC, the “Company”), and The Bank of New York Trust Company, National Association (as successor to JPMorgan Chase Bank, National Association) (the “Trustee”), dated as of September 29, 2005, (ii) that certain Junior Subordinated Indenture (as amended, supplemented or otherwise modified from time to time, the “Indenture II”) between the Company and the Trustee, dated as of August 2, 2006, and (iii) that certain Junior Subordinated Indenture (as amended, supplemented or otherwise modified from time to time, the “Indenture III” and together with the Indenture I and the Indenture II, the “Indentures”) between the Company and the Trustee, dated as of October 27, 2006, pursuant to which the Company issued junior subordinated notes which evidence loans made to the Company (collectively, the “Trust Preferred Securities”). Taberna Capital Management, LLC (“Taberna”) serves as collateral manager for the entities that own all of the Trust Preferred Securities and is authorized to enter into this Agreement on their behalf. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Indentures.
Reference is also made to those certain Parent Guaranty Agreements given by Deerfield Capital Corp. (formerly Deerfield Triarc Capital Corp., the “Parent”) for the benefit of the Trustee wherein the Parent guarantees the payment obligations of the Company to the Trustee under the respective Indentures and related documents.
Pursuant to Section 10.6(d) of each of the Indentures, the Company covenanted that it would:
From and after May 6, 2008 and until the Securities and all of the other obligations under this Indenture have been paid and satisfied in full, the Company shall maintain a Consolidated Net Worth of not less than One Hundred Seventy-Five Million Dollars ($175,000,000) (the “Minimum Net Worth Covenant”).
As of the date hereof, the Consolidated Net Worth of the Company and its Subsidiaries may be less than $175,000,000 and the Company is seeking the waiver provided herein.

Pursuant to Section 10.7 of each of the Indentures, Taberna, on behalf of all holders of the Trust Preferred Securities, hereby waives (i) any prior noncompliance with the Minimum Net Worth Covenant and any such noncompliance shall be deemed to have been cured for every purpose under the Indenture and (ii) any future noncompliance with the Minimum Net Worth Covenant through the earlier to occur of (a) April 1, 2010 (the “Waiver Period”) or (b) the date the Company and the Trustee enter in Supplemental Indentures in accordance with paragraph 5 below; provided, however, that a failure to satisfy the thirty (30) day deadline in paragraph 5 below shall not have any effect on the waiver granted pursuant to this clause (ii) and the Waiver Period shall remain in effect. In consideration for the waiver of the Minimum Net Worth Covenant, the parties hereto agree to the following terms and conditions effective upon execution of this Letter Agreement:
1) During the Waiver Period only, the Parent, the Company and Deerfield Capital Management LLC (the “Management Company”) shall not incur any indebtedness except for indebtedness permitted to be incurred in accordance with provisions that are substantially similar to the provisions of the documents, existing as of the date hereof, in relation to (i) those certain Series A Senior Secured Notes issued by DFR Merger Company, LLC and Deerfield & Company due 2012 and (ii) those certain Series B Senior Secured Notes issued by DFR Merger Company, LLC and Deerfield & Company LLC due 2012 (collectively, the “Seller Notes”).
2) During the Waiver Period only, the Parent, the Company and the Management Company shall not make any dividend or distribution in respect of their respective capital stock except as permitted in accordance with provisions that are substantially similar to the provisions of the documents, existing as of the date hereof, in relation to the Seller Notes.
3) Taberna shall have the right, upon not less than three (3) business days prior written notice to the Company to have representatives and agents of Taberna visit and inspect, at such reasonable time during normal business hours as stated in such notice, any of the Parent’s and its Subsidiaries’ properties, to examine their respective corporate, financial and operating records, and make abstracts therefrom, and to discuss their affairs, finances and accounts with their respective directors and officers, all (unless an Event of Default has occurred and is then continuing) at the expense of Taberna (which expense shall not be reimbursable by the Parent and its Subsidiaries); provided that Taberna may not exercise such rights (which shall include where Taberna has exercised such similar rights pursuant to the Indenture I, the Indenture II or the Indenture III) more than once in any fiscal quarter of the Parent, unless an Event of Default is continuing, in which case Taberna may do any of the foregoing at the expense of the Parent or its Subsidiaries at any reasonable time during normal business hours and as often as may reasonably be desired.
4) Section 10.9(b) of each of the Indentures will be amended so that it reads as follows:
“The Company shall not, and shall not permit any its Subsidiaries to, directly or indirectly, without the prior written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Preferred Securities, (a) sell, transfer, pledge or issue, in one or more transactions, any direct or indirect beneficial ownership interests in the Management Company which results in (i) any Person, whether directly or indirectly, other than the Guarantor (and/or any Subsidiaries wholly owned, directly or indirectly, by the Guarantor) owning any equity interests in the Management Company or any rights to distributions from the Management Company or (ii) any Person other than the Guarantor (and/or any Subsidiary wholly owned, directly or indirectly, by the Guarantor) having responsibility for the management of the Management Company and the administration of the day-to-day business and affairs of the Management Company or (b) sell, transfer, pledge or assign any material asset of the Management Company other than to the Guarantor (and/or any Subsidiaries wholly owned, directly or indirectly, by the Guarantor); provided, however, that the existing liens under the documents relating to the Seller Notes shall not constitute a breach of this Section 10.9(b).”
5) The parties hereto agree to enter into supplemental indentures (the “Supplemental Indentures”) amending the Indentures to (a) incorporate the requirements of paragraphs (1) through (4) above into the Indentures. The parties hereto agree to execute the Supplemental Indentures evidencing the agreements set forth herein within thirty (30) days of the date hereof and the Company agrees to pay all reasonable attorneys’ fees and disbursements incurred by Taberna in connection with the execution of the proposed Supplemental Indentures. The parties hereto agree to cooperate in good faith in the completion of the Supplemental Indentures and that time is of the essence;
The Company agrees to pay Taberna, or its designee, a one time fee of $375,000 to enter into this Letter Agreement and the Supplemental Indentures which shall be payable on execution by Taberna of this Letter Agreement.
The execution of this Letter Agreement shall not modify or amend any obligations of the Company under the Indenture (and related documents) except as specifically provided herein.
Except as otherwise provided herein, this waiver shall not extend to any default under Section 10.6(d) of the Indenture occurring after the execution of the Supplemental Indentures, or to any default under any other provision of the Indenture, and this notice is given to you by Taberna without waiving, without prejudice to and expressly reserving all other rights and remedies available to Taberna now or hereafter existing at law, in equity or otherwise.
We appreciate your attention to this matter. Should you have any questions regarding the foregoing, please do not hesitate to contact Raphael Licht, Chief Legal Officer, and Chief Administrative Officer of RAIT Financial Trust, at (215) 243-9033.

Very truly yours, TABERNA PREFERRED FUNDING III, LTD.
By:	TABERNA CAPITAL MANAGEMENT, LLC, as Collateral Manager
By:	/s/ Jack E. Salmon
	Name:	Jack E. Salmon
	Title:	CFO and EVP

TABERNA PREFERRED FUNDING V, LTD.
By:	TABERNA CAPITAL MANAGEMENT, LLC, as Collateral Manager
By:	/s/ Jack E. Salmon
	Name:	Jack E. Salmon
	Title:	CFO and EVP

TABERNA PREFERRED FUNDING VII, LTD.
By:	TABERNA CAPITAL MANAGEMENT, LLC, as Collateral Manager
By:	/s/ Jack E. Salmon
	Name:	Jack E. Salmon
	Title:	CFO and EVP

TABERNA PREFERRED FUNDING VIII, LTD.
By:	TABERNA CAPITAL MANAGEMENT, LLC, as Collateral Manager
By:	/s/ Jack E. Salmon
	Name:	Jack E. Salmon
	Title:	CFO and EVP

TABERNA PREFERRED FUNDING IX, LTD.
By:	TABERNA CAPITAL MANAGEMENT, LLC, as Collateral Manager
By:	/s/ Jack E. Salmon
	Name:	Jack E. Salmon
	Title:	CFO and EVP

ACCEPTED AND AGREED TO BY: DEERFIELD CAPITAL LLC
By:	/s/ Jonathan W. Trutter
	Name:	Jonathan W. Trutter
	Title:	CEO

DEERFIELD CAPITAL CORP.
By:	/s/ Jonathan W. Trutter
	Name:	Jonathan W. Trutter
	Title:	CEO